UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2007

R.H. DONNELLEY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation) 1001 Winstead Drive, Cary NC (Address of principal executive offices)	333-59287 (Commission File Number) Registrant’s telephone number, including area code: (919) 297-1600	36-2467635 (IRS Employer Identification No.) 27513 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On October 2, 2007, R.H. Donnelley Inc. (the “Company”) issued a press release announcing that, with regard to its tender offer and consent solicitation for all of its $600 million aggregate principal amount of 10⅞% senior subordinated notes due 2012 (the “Notes”), it received valid tenders of Notes and deliveries of consents of $599,632,000 aggregate principal amount of the Notes, representing approximately 99.9% of the aggregate principal amount of the Notes outstanding at or prior to 5:00 p.m., New York City time, on October 1, 2007, and executed the supplemental indenture relating to the Notes, which is expected to become operative after, among other things, the expiration of the tender offer and consent solicitation. The Company is filing herewith the press release issued on October 2, 2007 as Exhibit 99.1 hereto, which is incorporated herein by reference thereto.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed with this report.

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY INC.

By:	/s/ Robert J. Bush
Name: Robert J. Bush
Title: Senior Vice President, General Counsel & Corporate Secretary

Date: October 2, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press Release, dated October 2, 2007.